Exhibit 5.1

Opinion of Snell & Wilmer L.L.P.

June 9, 2015

Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Net Element, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration and sale by the selling securityholders named in the Registration Statement of an aggregate of 53,600,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), calculated based on an expected (i) 25,000,000 Shares that are issuable upon conversion of an aggregate principal amount of $5,000,000 and interest of 7% per annum on the Company’s Senior Convertible Notes originally issued on April 30, 2015 (the “Initial Notes”) and additional Senior Convertible Notes up to an aggregate principal amount of $10,000,000 issuable pursuant to the Securities Purchase Agreement dated April 30, 2015 (the “Additional Notes,” together with the Initial Notes, the “Notes”), and (ii) 28,600,000 Shares, which equals 130% of the maximum number of shares of Common Stock underlying certain warrants issued in connection with the Initial Notes (the “Initial Warrants”) and additional warrants issuable in connection with the Additional Notes (the “Additional Warrants,” together with the Initial Warrants, the “Warrants”), which shares of Common Stock we are contractually obligated to reserve for issuance in connection with the exercise of the Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In our examination, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof.  For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons (other than the Company) signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons. In addition, we have assumed that the Additional Notes and the Additional Warrants, when issued, will be duly authorized, validly issued, fully paid and non-assessable. We have also assumed that, upon the issuance of any Shares issuable upon conversion or exercise of the Notes and Warrants, the total number of shares of Common Stock of the Company issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as amended. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the selling securityholders, have been duly and validly authorized for issuance, and, if and when certificates representing such Shares have been duly executed, countersigned, registered and delivered upon conversion or exercise of such issued Notes or Warrants in accordance with the terms of such Notes and Warrants, as described in the Registration Statement, then such Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.